Federated National Holding Company and Subsidiaries

EXHIBIT 23.1

Federated National Holding Company and Subsidiaries

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in previously filed Registration Statements on Form S-8, File No. 333-188217, which was effective on April 29, 2013, of our report dated March 17, 2014 relating to our audit of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Federated National Holding Company (the “Company”) for the year ended December 31, 2013.

/s/ Goldstein Schechter Koch, P.A.

Fort Lauderdale, Florida

March 17, 2014